Exhibit 99.3

         (Text of graph posted to Ashland Inc.'s website concerning
               Ashland Distribution's sales per shipping day)


               Average Sales $ per Shipping Day ($, Millions)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January        10.993      9.567     10.842     11.777     15.187     15.959
February       11.712     10.109     11.555     12.575     15.530     16.412
March          11.378     10.503     11.607     12.549     15.524     15.910
April          11.713     10.330     11.806     13.302     15.631     17.034
May            10.756     10.506     11.469     13.442     15.664     16.459
June           10.630     10.668     11.710     13.282     14.971     16.552
July           10.330      9.966     11.042     13.166     14.774     16.194
August         10.230     10.281     11.379     13.707     14.535     15.925
September      10.636     10.749     11.540     14.062     16.319     16.695
October         9.877     10.415     11.453     14.340     15.870
November        9.806     11.054     12.262     15.234     16.688
December        8.565      9.420     10.174     13.772     14.991


                 Non-Durable Goods Manufacturing Index (%)

                2001       2002       2003       2004       2005       2006
               ------     ------     ------     ------     ------     ------

January          98.9       97.6       96.0       95.9       99.4      101.0
February         98.5       96.9       96.5       96.7       99.4      100.4
March            97.4       97.4       96.7       96.9       99.5      101.1
April            97.5       97.3       95.8       97.6       99.1      101.2
May              97.4       97.6       95.4       98.1       99.3      101.0
June             96.8       98.4       95.3       98.0       99.5      101.7
July             96.3       98.3       95.4       98.5       99.4      102.2
August           96.7       97.9       95.2       98.5       98.8      102.1
September        96.6       97.9       95.5       98.0       97.4      101.9
October          97.0       96.8       95.5       99.0       98.0
November         96.6       96.3       96.3       99.0       99.3
December         96.6       96.1       96.1       99.2      100.1